SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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On May 27, 2009, MasterCard Incorporated sent the following letter to stockholders in connection with its solicitation of proxies for its 2009 Annual Meeting of Stockholders:

May 27, 2009

Dear Stockholder:

We recently mailed you proxy materials for the 2009 Annual Meeting of Stockholders of MasterCard Incorporated, which will be held on June 9, 2009.

As of this date, your voting instructions have not yet been received. Your vote is very important. We encourage you to review the proxy statement you previously received and which was filed with the U.S. Securities and Exchange Commission on April 23, 2009 and to vote your shares by phone or internet by following the instructions printed on the enclosed voting form. You may also sign, date and mail the voting form in the postage paid envelope provided.

If you have recently voted your shares, please accept our thanks and kindly disregard this request.

Thank you for your continued support of MasterCard.

Very truly yours,

Noah J. Hanft
Corporate Secretary

On May 27, 2009, MasterCard Incorporated sent the following text of an email to employees in connection with its solicitation of proxies for its 2009 Annual Meeting of Stockholders:

As an employee who has received shares of MasterCard's Class A Common Stock through the MasterCard Incorporated 2006 Long Term Incentive Plan, as amended and restated, you likely will have received from Smith Barney, as your broker, proxy materials (including a proxy statement) for MasterCard's upcoming 2009 Annual Meeting of Stockholders, which will be held on June 9, 2009.

Your vote is very important. We encourage you to review the proxy statement, which was filed with the U.S. Securities and Exchange Commission on April 23, 2009. You may vote your shares by phone or internet by following the instructions on the voting form included in the proxy materials. Please also note that one of the proposals to be considered at the annual meeting is deemed to be “non-routine” and therefore requires you to provide voting instructions in order for your vote to be counted for this proposal.

Please do not hesitate to contact either me (via email              at or by phone at             ) or Craig Brown, SEC Counsel (via email              at or by phone at             ), if you have any questions.

If you have inadvertently misplaced or discarded your voting form with respect to shares which are held at Smith Barney, you may call Robert Peretti of Smith Barney at                                  with a voting instruction. If you have any additional questions regarding how to vote your shares, please feel free to contact our proxy solicitor, Georgeson Inc., at (866) 541-3547.

Thanks for your assistance.